Exhibit 99.1
FOR IMMEDIATE RELEASE
FuelCell Energy Reports Third Quarter 2009 Results
and Latest Accomplishments
•	POSCO Power orders 30.8 MW

•	Sonoma County orders 1.4 MW power plant

•	Product cost-to-revenue ratio improves to 1.40 from 1.68 a year ago

•	Cost-reduced DFC products enter production in July

•	Company raises $24.2 million in registered direct offering
DANBURY, Conn. — Sept. 8, 2009 — FuelCell Energy, Inc. (NasdaqNM: FCEL), a leading manufacturer of high efficiency, ultra-clean power plants using renewable biogas and other fuels for commercial, industrial, utility and government customers, today reported results and accomplishments for its third fiscal quarter and nine months ended July 31, 2009.
Financial Results
FuelCell Energy reported revenues for the third quarter of fiscal 2009 of $23.0 million compared to $27.9 million in the same period a year ago. Product sales and revenues were $18.7 million compared to $23.2 million in the third quarter of 2008. Lower product revenues reflect delayed activity in the U.S. due to difficult credit markets and delays in capital spending. Research and development contract revenue was $4.3 million compared to $4.7 million in 2008.
The Company’s product backlog, including long-term service agreements, as of July 31, 2009 was $104.8 million compared to the $100.7 million reported as of July 31, 2008. Research and development contract backlog totaled $15.3 million compared to $5.5 million as of July 31, 2008.
For the third quarter of fiscal 2009, net loss to common shareholders was $15.7 million or $0.21 per basic and diluted loss per share compared to a net loss to common shareholders of $26.8 million or $0.39 per basic and diluted share in the same period of the previous year. The product cost-to-revenue ratio was 1.40 in the third quarter of 2009, which compares favorably with 1.68 in the same period a year ago. The contribution from the cost-reduced modules resulted in higher product margins compared to last year and mitigating this benefit in the quarter were higher costs related to commissioning multi-megawatt power plants in South Korea.
Total cash and investments totaled $53.0 million as of July 31, 2009. During the third quarter, FuelCell Energy sold 6.7 million shares of its common stock at $3.59 per share in a registered direct offering raising approximately $22.5 million of cash. Excluding the equity offering, net cash use for the third quarter was $11.9 million, which included capital spending of approximately $0.2 million. Depreciation expense for the third quarter was approximately $2.2 million.

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 2
For the nine months ended July 31, 2009, FuelCell Energy reported sales and revenue of $67.6 million compared with $74.6 million in the same period a year ago. Product sales and revenues were $57.1 million compared to $59.4 million in 2008. The product cost-to-revenue ratio was 1.47 which compares favorably with 1.65 for the nine-month period a year ago, reflecting lower per unit production costs and the transition in product mix to primarily megawatt-class power plants. Research and development contract revenue was $10.5 million compared to $15.1 million in the comparable 2008 period.
For the nine months ended July 31, 2009, FuelCell Energy reported a net loss to common shareholders of $56.3 million or $0.80 per basic and diluted share compared to a net loss of $72.3 million or $1.06 per basic and diluted share in the same period a year ago.
Corporate Highlights
“During the third quarter, we produced our latest cost-reduced fuel cell modules — an important milestone on the path to profitability. These fuel cells generate more power and reduce our cost for each unit,” said R. Daniel Brdar, Chairman and CEO of FuelCell Energy. “We continued to drive sales volumes with the Sonoma County and POSCO Power orders that totaled over 32 megawatts of orders — our highest ever in a single quarter.”
Key Markets
South Korea: In the third quarter, POSCO Power ordered 30.8 megawatts (MW) of FuelCell Energy DFC modules and components for grid support with a value of $58 million. The Company received a down payment of $5.8 million associated with this order in July 2009. In conjunction with the POSCO Power contract, the Company executed a Memorandum of Agreement (MOA) committing the parties to negotiate to enter into a new technology transfer agreement allowing POSCO Power to manufacture stack modules from cell and module components provided by FuelCell Energy. As part of this arrangement, POSCO Power is expected to make an upfront licensing payment and invest $25 million in FuelCell Energy common stock.
Completion of these agreements was delayed because the Company and POSCO Power experienced a longer than expected commissioning cycle for units currently being installed in South Korea. FuelCell Energy expects to close the agreements before October 31, 2009.
To date, POSCO Power has ordered 68 MW of megawatt-class fuel cell products for its customers in South Korea and 12 MW of these are now operating at customer sites. Ultra-clean, highly efficient fuel cell power plants meet South Korea’s need for increased production of clean power and green technologies that contribute to increased domestic employment as well as its mandate for clean energy generation. South Korea has committed 2 percent of its gross national product to clean energy projects — more than any other developed country. Currently, South Korea is pursuing the passage of a $85.8 billion renewable energy plan that includes a renewable portfolio standard (RPS) of 11 percent clean energy by 2030 or a total of 7,150 MW.

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 3
California: Aircon Energy ordered a 1.4 MW power plant for Sonoma County. The fuel cell power plant will provide electricity for the complex and heat for hot water, space heating, cleaning and cooking, reducing natural gas requirements by approximately half.
California continues to be a strong market for clean energy generation including wind, solar and fuel cells. It is FuelCell Energy’s leading market for renewable wastewater and food processing applications. The Company is currently working with several wastewater treatment facilities that are awaiting notice of award for DOE combined heat and power grants.
With natural gas supplying the fuel for 55 percent of the electric grid, customers like Sonoma County benefit from the ultra-clean reliability of distributed generation fuel cells. FuelCell Energy is currently working with several utilities to expand the use of fuel cells in government buildings.
Looking ahead, the state of California is working several programs that would be beneficial to fuel cells including a combined heat and power feed-in tariff and a renewable energy feed-in tariff.
Connecticut: Currently, FuelCell Energy is in discussions with project developers and financiers for the 43.5 MW of fuel cell projects approved under Connecticut’s Renewable Portfolio Standards (RPS). In parallel, the Company is submitting applications under the U.S. Department of Energy’s loan guarantee program for the eight projects. Connecticut’s RPS requires utilities to purchase 27 percent of their peak electricity needs, or about 1,000 MW, from clean power sources by 2020. These projects will also be eligible to receive cash grant awards from the U.S. Treasury in lieu of the investment tax credit (ITC).
Government Initiatives
Under the U.S. American Recovery and Reinvestment Act (ARRA), FuelCell Energy, its project managers, and prospective customers are applying for funds from the $6 billion Loan Guarantee program and funds from the federal ITC grant. The loans and grants are intended not only to promote clean power generation but also to create jobs and ensure a strong, safe and reliable grid infrastructure. The ITC grant offsets 30 percent of project costs up to $3,000 per kilowatt.
Cost Out Progress
During the third quarter, FuelCell Energy began production of its cost-reduced, higher output models incorporating 350 kilowatt stacks, lower-cost materials, and improved manufacturing techniques. The new DFC1500 puts out 1.4 MW of power and the DFC3000 generates 2.8 MW. By producing more power in a power plant, the power plants cost less per kilowatt to manufacture. These fuel cell products are expected to be gross margin profitable on a per unit basis.

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 4
Government Research and Development Contracts
Pursuant to provisions under the ARRA, FuelCell Energy submitted a number of proposals involving the development and demonstration of new fuel cell technologies. These proposals were submitted in response to DOE Funding Opportunity Announcements in the areas of carbon capture and sequestration, combined heat and power systems, smart grid demonstrations and transformational energy technologies.
Conference Call Information
FuelCell Energy will host a conference call with investors beginning at 10 a.m. Eastern Time on September 9, 2009 to discuss these results.
The details for accessing the live call are as follows:
•	From the U.S. or Canada please dial 877-440-5786

•	Outside the U.S. and Canada, please call 719-325-4856

•	The passcode is FuelCell Energy

•	The live webcast will be posted on the Company’s Investors’ page at www.fuelcellenergy.com.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call until midnight Eastern Time on Thursday, September 17, 2009:
•	From the U.S. and Canada please dial 888-203-1112

•	Outside the U.S. or Canada please call 719-457-0820

•	Enter confirmation code 7442668

•	The webcast will be archived for thirty days on the Company’s Investors’ page at www.fuelcellenergy.com.
About FuelCell Energy
FuelCell Energy is the world leader in the development and production of stationary fuel cells for commercial, industrial, municipal and utility customers. FuelCell Energy’s ultra-clean and high efficiency DFC® fuel cells are generating power at over 55 locations worldwide. The Company’s power plants have generated over 340 million kWh of power using a variety of fuels including renewable wastewater gas, biogas from beer and food processing, as well as natural gas and other hydrocarbon fuels. FuelCell Energy has partnerships with major power plant developers and power companies around the world. The Company also receives funding from the U.S. Department of Energy and other government agencies for the development of leading edge technologies such as fuel cells. For more information please visit our website at www.fuelcellenergy.com.

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 5
This news release contains forward-looking statements, including statements regarding the Company’s plans and expectations regarding the continuing development and commercialization of its fuel cell technology. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, general risks associated with product development, manufacturing, changes in the utility regulatory environment, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.
Direct FuelCell, DFC, DFC/T and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Contact:	Lisa Lettieri
ir@fce.com
(203) 830-7494
(tables follow)

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 6
FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	July 31,	October 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$32,958	$38,043
Investments: U.S. treasury securities	20,052	30,406
Accounts receivable, net	18,427	16,096
Inventories, net	25,033	24,523
Other current assets	7,986	8,952

Total current assets	104,456	118,020

Property, plant and equipment, net	33,900	38,259
Investments: U.S. treasury securities	—	18,434
Investment and loan to affiliate	10,299	10,405
Other assets, net	517	358

Total assets	$149,172	$185,476

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and other liabilities	$847	$795
Accounts payable	8,700	16,287
Accounts payable due to affiliate	1,744	724
Accrued liabilities	12,727	11,023
Deferred revenue and customer deposits	24,722	29,585

Total current liabilities	48,740	58,414

Long-term deferred revenue	1,464	2,672
Long-term debt and other liabilities	4,526	4,075

Total liabilities	54,730	65,161

Redeemable minority interest	14,443	13,307
Redeemable preferred stock ($0.01 par value, liquidation preference of $64,120 at July 31, 2009 and October 31, 2008.)	59,950	59,950

Shareholders’ equity:
Common stock ($.0001 par value); 150,000,000 shares authorized at July 31, 2009 and October 31, 2008; 77,223,953 and 68,782,446 shares issued and outstanding at July 31, 2009 and October 31, 2008, respectively	8	7
Additional paid-in capital	605,246	578,337
Accumulated deficit	(585,200)	(531,286)
Foreign currency translation	(5)	—
Treasury stock, Common, at cost (5,679 and 8,981 shares at July 31, 2009 and October 31, 2008.)	(53)	(90)
Deferred compensation	53	90

Total shareholders’ equity	20,049	47,058

Total liabilities and shareholders’ equity	$149,172	$185,476

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 7
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended
	July 31,
	2009	2008
Revenues:
Product sales and revenues	$18,738	$23,220
Research and development contracts	4,279	4,684

Total revenues	23,017	27,904

Costs and expenses:
Cost of product sales and revenues	26,269	39,010
Cost of research and development contracts	2,978	4,373
Administrative and selling expenses	4,107	4,926
Research and development expenses	4,150	5,741

Total costs and expenses	37,504	54,050

Loss from operations	(14,487)	(26,146)

Interest expense	(65)	(16)
Loss from equity investments	(15)	(245)
Interest and other income, net	185	900

Loss before redeemable minority interest	(14,382)	(25,507)

Redeemable minority interest	(533)	(473)

Loss before provision for income taxes	(14,915)	(25,980)

Provision for income taxes	—	—

Net loss	(14,915)	(25,980)

Preferred stock dividends	(802)	(802)

Net loss to common shareholders	$(15,717)	$(26,782)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.21)	$(0.39)

Basic and diluted weighted average shares outstanding	73,493,470	68,703,812

FuelCell Energy Reports Third Quarter 2009 Results and Accomplishments	Page 8
FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Nine Months Ended
	July 31,
	2009	2008
Revenues:
Product sales and revenues	$57,077	$59,428
Research and development contracts	10,527	15,138

Total revenues	67,604	74,566

Costs and expenses:
Cost of product sales and revenues	83,820	98,207
Cost of research and development contracts	8,053	13,644
Administrative and selling expenses	13,108	15,536
Research and development expenses	14,940	17,157

Total costs and expenses	119,921	144,544

Loss from operations	(52,317)	(69,978)

Interest expense	(191)	(65)
Loss from equity investments	(577)	(1,295)
Interest and other income, net	730	2,849

Loss before redeemable minority interest	(52,355)	(68,489)

Redeemable minority interest	(1,559)	(1,384)

Loss before provision for income taxes	(53,914)	(69,873)

Provision for income taxes	—	—

Net loss	(53,914)	(69,873)

Preferred stock dividends	(2,406)	(2,406)

Net loss to common shareholders	$(56,320)	$(72,279)

Loss per share basic and diluted:
Net loss per share to common shareholders	$(0.80)	$(1.06)

Basic and diluted weighted average shares outstanding	70,629,631	68,499,395